SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [   ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for  Use  of  the  Commission  Only (as  permitted  by  Rule
      14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  BNCCORP, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed minimum aggregate value of transaction:

     5)   Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                                  BNCCORP, INC.
                              322 East Main Avenue
                          Bismarck, North Dakota 58501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  June 15, 2005



     The annual meeting of stockholders of BNCCORP, Inc. ("BNC") will be held at 10:00 a.m. (Central Daylight Time) on Wednesday, June 15, 2005, at The Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, to consider and take action upon the following matters:

1. To elect three directors to hold office for three years and until their respective successors shall have been elected and qualified; and

2. To ratify the appointment of KPMG LLP as BNC's independent registered public accounting firm for 2005.

3.   To vote on a stockholder proposal, if presented at the meeting.


     These proposals are described in the attached proxy statement. We will also attend to any other business properly presented at the meeting. The Board of Directors has set the close of business on Friday, April 22, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting or any adjournments.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                          By Order of the Board of Directors


                                            /s/ Annette Eckroth
                                          --------------------------------------
                                                Annette Eckroth
                                                Corporate Secretary
Bismarck, North Dakota
May 13, 2005

                                  BNCCORP, INC.
                              322 EAST MAIN AVENUE
                          BISMARCK, NORTH DAKOTA 58501

                                 PROXY STATEMENT

     This Proxy  Statement  is  furnished  to holders of common  stock  ("Common
Stock") of BNCCORP, Inc. ("BNC" or the "Company"), in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of BNC to be held on June 15, 2005 and at any adjournments thereof (the "Annual Meeting"). Only stockholders of record of Common Stock at the close of business on April 22, 2005 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 2,885,781 shares of Common Stock issued and outstanding. This Proxy Statement and BNC's 2004 Annual Report are being mailed to each stockholder of record on the Record Date commencing May 13, 2005.

     The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are urged to sign the accompanying form of proxy and return it in the envelope provided for that purpose. Proxies will be voted in accordance with each stockholder's directions. If no directions are given, proxies will be voted for the election of the nominees for directors, for the approval of the independent auditor and against the stockholder proposal set forth in this Proxy Statement. Granting the enclosed proxy does not affect the right to vote in person at the Annual Meeting and may be revoked at any time before it is voted. Stockholders who plan to attend the meeting in person must bring proper identification and proof of ownership of their shares. Stockholders who own shares in street name must bring a letter from their broker stating that they owned Common Stock on the Record Date or an account statement showing that they owned Common Stock on the Record Date.

     The holders of a majority of the shares of Common Stock issued and outstanding, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. If a quorum is present, directors will be elected by a plurality vote and the ratification of the appointment of the independent registered public accounting firm (the "independent auditors") and adoption of the stockholder proposal will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

     Abstentions will be treated as present for purposes of determining a quorum. If brokers do not receive voting instructions from beneficial owners as to the granting or withholding of proxies (a "broker non-vote"), then shares not voted will be counted as present but not cast with respect to such proposal. Accordingly, abstentions will have no effect on the election of directors, but will have the effect of a vote against the ratification of the appointment of the independent auditors and the stockholder proposal. Broker non-votes will have no effect on the election of directors, the ratification of the independent auditors or the adoption of the stockholder proposal.






                        PROPOSAL 1: ELECTION OF DIRECTORS

General

     At the Annual Meeting, three directors are to be elected to serve a three-year term, each to hold office until his or her successor is elected and qualified. The Board consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Johnsen and Woodcox and Dr. Forte-Pathroff as members of the class to serve until the 2008 annual meeting of stockholders. If, contrary to present expectations, any of the nominees to be elected at the Annual Meeting should become unavailable for any reason, the Board may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board upon the recommendation of the Nominating Committee.

Information about Nominees, Directors and Executive Officers

     The following table provides certain information, as of April 27, 2005 with respect to each nominee, each other director whose term will continue after the Annual Meeting and each executive officer of the Company. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

     The Nominating Committee nominated and the Board of Directors recommends that you vote FOR each of the nominees listed below:



                              Principal Occupation, Period of Service             Board
    Name and Age              as a Director, Business Experience and            Committee
                                         Other Information                     Memberships
---------------------------------------------------------------------------------------------
NOMINEES:
Forte-Pathroff,    48 Dr.  Forte-Pathroff  has been a director since November   Member of
Denise, M.D.          2000.  She had  previously  served as a director of BNC   Compensation
                      National  Bank from April 1994 to  November  2000.  Dr.   Committee
                      Forte-Pathroff is a board certified dermatologist.  She   and
                      is an Assistant  Clinical  Professor of Medicine at the   Nominating
                      University  of  North  Dakota  School  of  Medicine,  a   Committee
                      member of the North Dakota Board of Medical  Examiners,
                      chairperson  of the  board of  Medcenter One  School of
                      Nursing  and a  member  of the  Advisory  Board  to the
                      Burleigh  County  Extension  Service.  She is President
                      of DFP,  Inc., a cosmetics  company  that  develops and
                      markets skin care products,  and Headspin,  Inc., which
                      markets her patented child anti-abduction system.

Johnsen, Richard   60 Mr.  Johnsen,  who has been a director since June 1995,   Member of
M., Jr.               has  served  since  1979 as  Chairman  of the Board and   Nominating
                      Chief  Executive  Officer  of  Johnsen  Trailer  Sales,   Committee
                      Inc.,   which  sells  and  services   semi-trailers  in   and Audit
                      Bismarck  and Fargo,  North  Dakota.  Since  1990,  Mr.   Committee
                      Johnsen has also been a partner in Johnsen  Real Estate
                      Partnership,  which owns and operates  rental  property
                      in Bismarck and Fargo,  North Dakota.  Mr. Johnsen also
                      serves  on  the  Noridian  Mutual  Insurance  Company's
                      Board of Directors.

Woodcox, Jerry R.  62 Mr.  Woodcox,  who has been a director since June 1995,   Member of
                      has  served   since  1970  as  President  of  Arrowhead   Nominating
                      Cleaners and Laundry,  Inc., a laundry and dry cleaning   Committee
                      services business operating in Bismarck,  North Dakota.
                      Mr.  Woodcox  has  also  served  as a  Burleigh  County
                      (North Dakota)  Commissioner  since his election to the
                      Commission in February 2001.

OTHER DIRECTORS:

Cleveland,         57 Mr.  Cleveland,  a  Certified  Public  Accountant,  has   Member of
Gregory K.            served as an  executive  officer  and  director  of BNC   Executive
                      since he and Tracy Scott founded BNC in 1987. He has      Committee
                      served as President of BNC since March 1995 and
                      as Chief Executive Officer since November 2000. He served
                      as Chief Financial Officer of BNC from February 1994 to
                      January 1998 and as Chief Operating Officer from January
                      1998 to November 2000. Mr. Cleveland's term on the Board
                      will expire in 2007.

Scott, Tracy J.    57 Mr. Scott, a Certified Public Accountant, has served      Member of
                      as Chairman of the Board and a director of BNC since      Executive
                      1987. Mr. Scott served as Chief Executive Officer of      Committee
                      BNC until November 2000. Mr. Scott's term on the Board
                      will expire in 2007.

Hipp, John A.,     58 Dr.  Hipp,  who has been a  director  since  1988,  has   Member of
M.D.                  practiced   medicine  in  Bismarck   since  1980  as  a   Compensation
                      principal  in  Pathology  Consultants,  a  professional   Committee
                      corporation  specializing  in  medical  laboratory  and   and Audit
                      computer  consulting   services.   Dr.  Hipp  is  board   Committee
                      certified  in anatomic  and  clinical  pathology by the
                      American  Board of  Pathology.  Dr.  Hipp's term on the
                      Board will expire in 2007.

Ghylin, Gaylen     57 Mr. Ghylin, a Certified Public  Accountant,  has been a   Member of
                      director  since June 2003 and has  served as  Executive   Compensation
                      Vice President,  Secretary and Chief Financial  Officer   Committee
                      of Tiller  Corporation  d/b/a Barton Sand & Gravel Co.,   and Audit
                      Commercial  Asphalt Co. and Barton  Enterprises,  Inc.,   Committee
                      since   1979,   and  as  a   director   of  the  Tiller
                      Corporation  since 1980.  Mr. Ghylin also serves on the
                      Boards of National  Asphalt  Pavement  Association  and
                      Friendship  Ventures.  Mr.  Ghylin's  term on the Board
                      will expire in 2006.

Sheffert, Mark W.  57 Mr.  Sheffert,  who has been a  director  since  August   Member of
                      2004, is founder,  Chairman and Chief Executive Officer   Nominating
                      of  Manchester  Companies,  Inc., a private  investment   Committee
                      banking and management  advisory firm. Mr.  Sheffert is
                      a nationally  recognized business advisor in financial,
                      strategic and leadership  issues. He is also a director
                      of Health Fitness  Corporation.  Mr. Sheffert's term on
                      the Board will expire in 2006.

Welch, E. Thomas   66 Mr.  Welch,  who was elected to the Board in April 2005   N/A
                      to fill a vacancy,  is President of BNC National Bank's
                      Minnesota  market.  Prior to joining BNC, Mr. Welch was
                      a Managing  Director of U.S. Trust Company from 2001 to
                      April 2005,  and  President  and a Director of Resource
                      Trust Company prior to its  acquisition  by U.S.  Trust
                      Company in 2001.  He is  presently  a director of ENTRX
                      Corporation.   Mr.  Welch's  term  on  the  Board  will
                      expire in 2006.

OTHER EXECUTIVE OFFICERS:
Cleveland Goll,    36 Ms. Cleveland Goll, a Certified  Public  Accountant and   N/A
Shawn                 a Certified  Regulatory  Compliance Manager, has served
                      as Chief  Operating  Officer of BNC National Bank since
                      September  1999 and as  Compliance  Officer  since July
                      1995. She is the daughter of Gregory K. Cleveland.  Ms.
                      Cleveland  Goll serves on BNC National  Bank's Board of
                      Directors.

Milne, Jr.,        50 Mr. Milne has served as President  and Chief  Executive   N/A
Richard W.            Officer of Milne Scali & Company,  Inc. since July 2004
                      and as  Chairman  for the past five  years.  Mr.  Milne
                      serves on BNC National Bank's Board of Directors.

Peiler, Mark E.    34 Mr.   Peiler,   Senior  Vice   President  -  Investment   N/A
                      Officer,  has  served  as  Investment  Officer  for BNC
                      since  May  1998.   Mr.   Peiler  holds  the  Chartered
                      Financial Analyst designation.

Brozen, Neil M.    51 Mr. Brozen,  a Certified Public  Accountant,  was named   N/A
                      the Company's  Chief  Financial  Officer in April 2005.
                      He has also  served as  Senior  Vice  President  of BNC
                      National Bank's Trust and Financial  Services  division
                      since  September  2003. Mr. Brozen began NMB Associates
                      ("NMB"), a management  consulting practice, in November
                      1993.  He  operated  NMB  until  January  2001  when he
                      accepted  the  position of Senior Vice  President  with
                      Media Technology  Source,  an audio-visual  integrator.
                      Mr. Brozen served in that position  until June 2003, at
                      which time he returned to NMB until  August  2003.  Mr.
                      Brozen   serves  on  BNC   National   Bank's  Board  of
                      Directors.

Roman, Jess        55 Mr. Roman  joined BNC in November  2003 as President of   N/A
                      BNC National Bank's Arizona market.  Mr. Roman has been
                      in the banking  industry  since 1990 during  which time
                      he held business  development  positions  with Heritage
                      Bank  (February  1995  through May 2002),  Desert Hills
                      Bank   (January   2000  through  May  2002)  and  First
                      Community  Financial (June 2002 through November 2003).
                      Mr.  Roman  serves  on BNC  National  Bank's  Board  of
                      Directors.

Renk, Jerry D.     56 Mr. Renk joined BNC in February  2004 as  President  of   N/A
                      BNC National  Bank's North Dakota market.  Mr. Renk has
                      30 years of experience in the banking  industry.  Prior
                      to  joining  BNC  he  served  as  Director  of  Banking
                      Industry  Relations for RSM McGladrey,  Inc. from April
                      1999 to January 2004.  Mr. Renk was President and Chief
                      Executive Officer of Bank West in St. Francis,  KS from
                      May 1987  through  March  1999.  Mr. Renk serves on BNC
                      National Bank's Board of Directors.

Hoekstra, Dave     33 Mr. Hoekstra, a Certified Public Accountant, has          N/A
                      served as Chief Credit Officer of BNC National Bank
                      since April 2004 and as Vice President-Loan
                      Review/Internal Audit from April 2000 to April 2004.

Board of Directors Meetings and Committees

     During 2004, the Board held ten meetings. The Board has established four committees, the Executive Committee, Nominating Committee, Audit Committee and Compensation Committee, each of which is briefly described below. During 2004, the Nominating Committee met three times, the Audit Committee met eight times, the Compensation Committee met twice, and the Executive Committee did not meet. All directors attended at least 75 percent of the meetings of the Board and Board committees on which they served in 2004 except Mr. Sheffert, who was able to attend only one of the two Board meetings held after his election in August 2004.

Independent Directors. The Board has determined that Messrs. Ghylin, Johnsen, Sheffert and Woodcox, as well as Drs. Hipp and Forte-Pathroff are independent directors under the applicable Nasdaq definition. As required by Nasdaq corporate governance rules, these independent directors meet in "executive sessions" at which only independent directors are present. The independent directors hold such executive sessions as needed and generally in conjunction with regularly scheduled board meetings. All members of the Nominating, Audit and Compensation committees are independent under applicable requirements of Nasdaq and the Securities and Exchange Commission ("SEC").

Executive Committee. The members of the Executive Committee are Tracy J. Scott and Gregory K. Cleveland. The Executive Committee is authorized to exercise all powers of the Board to the extent permitted by Delaware law. All actions taken by the Executive Committee are submitted to the full Board for ratification.

Nominating Committee. The members of the Nominating Committee are Messrs. Johnsen, Sheffert and Woodcox and Dr. Forte-Pathroff. The Nominating Committee met three times during 2004. The Committee (i) identifies individuals qualified to become Board members and recommends to the Board director nominees for the next annual meeting of stockholders, (ii) recruits, screens, interviews and selects candidates for Board membership as necessary to fill vacancies or to meet the needs of the Board, and (iii) provides assistance to the Board in the areas of committee member selection.

     The Nominating Committee has a written charter. A copy of the Nominating Committee's charter is available on BNC's website at www.bnccorp.com. All of the members of the Nominating Committee are independent within the meaning of Nasdaq listing standards.

     Nomination of Directors. The Nominating Committee will consider director nominees recommended by stockholders in accordance with the procedures described in BNC's Bylaws. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board must send a written notice by mail, c/o Annette Eckroth, Corporate Secretary, BNCCORP, Inc., that sets forth (i) the name, age, business address and residential address of each person proposed for nomination, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of BNC of which such person is the beneficial owner and (iv) any other information relating to such person that would be required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, had such nominee been nominated by the Board. Stockholder recommendations will be considered only if received no later than the 60th calendar day before the first anniversary of the date of the previous year's annual meeting (no later than April 16, 2006 with respect to recommendations for nominees to be considered at the 2006 annual meeting of stockholders).

     The Nominating Committee believes that Nominating Committee recommended nominees to the BNC Board must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, must be committed to representing the long-term interests of the Company's stockholders, and must have high ethical and moral standards and integrity. The Nominating Committee will generally not consider any person for nomination to the Board if it is aware that such person has been convicted of a felony or has violated any state or federal banking, bank holding company, securities or insurance laws, rules or regulations.

     The Nominating Committee identifies potential nominees for director, other than potential nominees who are current directors standing for reelection, through business and other contacts. The Nominating Committee may in the future choose to retain a professional search firm to identify potential nominees for director. In addition, the Nominating Committee will consider potential nominees who are recommended by stockholders. The Nominating Committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

o whether the potential nominee has experience and expertise that is relevant to the Company's business, including any specialized business experience, technical expertise, or other specialized skills, and whether he or she has knowledge regarding issues affecting the Company;

o whether the potential nominee is independent under Nasdaq listing standards, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with the Company's best interests and the best interests of the Company's stockholders, and whether he or she is willing and able to represent the interests of all of the Company's stockholders; and

o any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of the Company's business.

In addition, with respect to an incumbent director whom the Nominating Committee is considering as a potential nominee for re-election, the Nominating Committee reviews and considers the incumbent director's service to BNC during his or her term, including the number of meetings attended, level of participation and overall contribution to BNC. The manner in which the Nominating Committee evaluates a potential nominee will not differ based on whether the potential nominee is recommended by a stockholder of BNC. Each of the nominees for director at the 2005 Annual Meeting is a current director standing for re-election. BNC did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2005 Annual Meeting. The Nominating Committee did not receive, by January 14, 2005, any recommended nominee from a stockholder who beneficially owns more than 5 percent of BNC's stock or from a group of stockholders who beneficially own, in the aggregate, more than 5 percent of BNC's stock.

Audit Committee. The members of the Audit Committee are Messrs. Ghylin and Johnsen and Dr. Hipp. The Board has determined that the Audit Committee's three members each satisfy the applicable independence, experience and financial literacy requirements of the Nasdaq and all other applicable legal requirements. The Audit Committee is responsible for assisting the Board in its oversight of
(i) the Company's accounting and financial reporting processes, (ii) the integrity of the Company's financial statements, (iii) the performance of the Company's internal audit department and the internal audit process, (iv) the independence and performance of the Company's independent auditors and the independent audit process and (v) compliance by the Company with legal and regulatory requirements. The Board has determined that Mr. Ghylin meets the requirements for an "audit committee financial expert" as defined by SEC rulemaking.

     The Audit Committee has adopted a written charter and reviews and reassesses the adequacy of its charter on an annual basis. A copy of the Audit Committee's charter is available on BNC's website at www.bnccorp.com.

Compensation Committee. The Members of the Compensation Committee of the Board are Mr. Ghylin and Drs. Hipp and Forte-Pathroff. These members satisfy applicable independence requirements of the Nasdaq and all other applicable legal requirements. The Compensation Committee has the sole authority to (i) approve and evaluate all contracts under which base salaries, annual incentive bonuses, long term incentives and/or perquisites (whether paid in cash or equity) are paid or awarded to the Company's executive officers, (ii) grant options and make awards to executive officers under the Company's stock compensation plans and (iii) produce the annual report on executive compensation included in this proxy statement. The Compensation Committee has the power to retain independent legal counsel, consulting firms and other advisors and has the sole authority to retain and terminate such advisors. The Company provides appropriate funding for such advisors. A copy of the Compensation Committee's charter is available on BNC's website at www.bnccorp.com.

Stockholder Communications with Directors and Annual Meeting Attendance of Directors.

     Stockholders may communicate with the Board of Directors or any individual director by sending a letter to Annette Eckroth, Corporate Secretary, BNCCORP, Inc., 322 East Main Avenue, Bismarck, ND 58501. Ms. Eckroth will forward the stockholder's communication directly to the appropriate director or directors.

     Presently, the Company does not have a specific policy regarding director attendance at annual meetings, although all directors are encouraged to attend such meetings. All of the Company's directors attended the 2004 annual meeting of stockholders other than Dr. Hipp and Terrence M. Scali. Mr. Scali resigned as a director on March 1, 2005.

Director Compensation

     Each director who is not an employee of BNC is paid a director's fee of $12,000 per year and fees of $500 for each committee meeting attended. Additionally, each director who is not an employee of BNC is paid attendance fees of $100 for each monthly Board meeting of the Company, $500 for each quarterly Board meeting, and $500 for attending the annual meeting. Directors are reimbursed for expenses incurred in attending Board and committee meetings and the annual meeting.

Principal Stockholders

     The following table sets forth, as of April 27, 2005, certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known by BNC to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (ii) each director of BNC, (iii) each executive officer of BNC listed in the Summary Compensation Table set forth elsewhere herein, and (iv) all of BNC's directors and executive officers as a group. Unless otherwise indicated, BNC believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to BNC by such owners.

                                                                         Percent of
                                                                         Outstanding
                                                      Number of Shares   Common
   Name of Beneficial Owner                         Beneficially Owned     Stock
   -------------------------                        ------------------     -----
   Tracy J. Scott..................................  138,319 (1)(2)         4.75%
   Gregory K. Cleveland............................  127,337 (2)(3)         4.34%
   Richard W. Milne, Jr............................  134,659 (1)            4.67%
   Jess Roman......................................    6,953 (1)(2)         *
   David A. Zelinsky...............................    3,000 (2)            *
   Denise Forte-Pathroff, M.D......................   53,411 (2)(4)         1.85%
   John A. Hipp, M.D...............................   65,650 (2)(5)         2.27%
   Richard M. Johnsen, Jr..........................    6,650 (2)            *
   Jerry R. Woodcox................................    8,012 (2)(6)         *
   Gaylen A. Ghylin................................       --               --
   Mark W. Sheffert................................       --               --
   E. Thomas Welch.................................       --               --
   BNC National Bank, as Trustee (the "Trustee")
     of the BNCCORP, Inc. 401(k) Savings Plan......  180,400 (7) (8)        6.25%
   All directors and executive officers as a group
     (17 persons)..................................  567,681               19.14%
   Terrence M. Scali...............................  236,190 (9)            8.19%
   Kenneth H. Johnson..............................  382,982 (10)          13.27%

*Less than 1 percent.
--------------------
(1) Includes the following number of shares allocated to such individual's account as of April 20, 2005 under the Company's 401(k) Savings Plan: Mr. Scott (24,046), Mr. Milne (877), Mr. Roman (228) and all directors and executive officers as a group (30,946).

(2) Includes shares that may be acquired within 60 days through exercise of stock options: Mr. Scott (24,434), Mr. Cleveland (48,857), Dr. Forte-Pathroff (650), Dr. Hipp (650), Mr. Johnsen (650), Mr. Woodcox (650) and all directors and executive officers as a group (85,491) and restricted stock: Mr. Roman (6,725 shares presently held) and Mr. Zelinsky (3,000 shares presently held).

(3)  Includes 78,480 shares owned by Mr. Cleveland's wife.

(4) Includes 25,873 shares under Robert A. Pathroff, M.D. P.C. Profit Sharing Plan and 68 shares owned by Dr. Forte-Pathroff's children.

(5) Includes 65,000 shares owned by John A. Hipp and Barbara K. Hipp LLP#1, a limited liability limited partnership.

(6)  Includes 2,266 shares owned by Mr. Woodcox's wife.

(7) Each participant of the Company's 401(k) Savings Plan is entitled to direct the Trustee as to the manner in which to vote the shares allocated to the participant's account.

(8) The address of the Trustee is 322 East Main Avenue, Bismarck, North Dakota 58501.

(9)  The address of Mr. Scali is 4914 E. Horseshoe  Road,  Paradise  Valley,  AZ
     85253.

(10) Based solely on information contained in Mr. Johnson's filings with the SEC. According to SEC reports, Mr. Johnson's address is 1331 South Federal, Chicago, Illinois 60605.

Compensation of Executive Officers

     The following table summarizes the compensation that BNC paid to its CEO and each of its four other most highly compensated executive officers for the year ended December 31, 2004.

                                                                        Long-Term Compensation
                                                               ---------------------------------------------
                                    Annual Compensation                    Awards                Payouts
                                ----------------------------   -----------------------------  --------------
                                                   Other          Restricted     Securities     Long-Term
    Name and                                       Annual            Stock       Underlying   Incentive Plan    All Other
Principal Position       Year   Salary   Bonus  Compensation(1)   Awards($)(5)   Options (#)    Payouts($)    Compensation(2)
-----------------------  ----   ------   ------ ---------------  -------------  ------------  --------------  ---------------

Tracy J. Scott.........  2004   $250,000    -             -              -            -               -            $10,789
 Chairman of the Board   2003    200,000    -             -              -            -               -             10,654
                         2002    200,000    -             -              -            -               -             10,283

Gregory K.Cleveland....  2004    275,000    -       $58,971              -            -               -             10,789
 President and Chief     2003    200,000    -        45,487              -            -               -             10,654
   Executive Officer     2002    200,000    -             -              -            -               -             10,283


Richard W. Milne, Jr...  2004    250,000    -             -              -            -               -              7,551
 Chairman, President     2003    250,000    -             -              -            -               -              8,659
  and Chief Executive    2002    177,084    -             -              -            -               -              3,566
  Officer, Milne Scali
  & Company, Inc.(3)

Jess Roman.............  2004    157,500    -             -              -            -               -                174
 President-Arizona       2003     26,250    -             -       $121,875            -               -                  0
 Market(4)

David A. Zelinsky......  2004    150,000    -             -              -            -               -                158
 President-Minnesota     2003     11,500    -             -         56,820            -               -                  0
 Market(6)

--------------------

(1) Perquisites and other personal benefits are not included because the aggregate amount of such compensation does not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officers, except Mr. Cleveland. For Mr. Cleveland represents (i) lease payments made by BNC National Bank to provide housing in Minneapolis for his travel associated with management of the Bank's Minnesota location ($38,400 in 2004 and $38,400 in 2003), (ii) payments for his club memberships: ($20,120 in 2004 and $6,653 in 2003), and (iii) for his personal use of Company provided automobile: ($451 in 2004 and $434 in 2003).

(2) Consists of (i) the Company's matching contributions to the Company's 401(k) Savings Plan in the following amounts: Mr. Scott ($8,000 in 2004, $6,000 in 2003 and $5,500 in 2002), Mr. Cleveland ($8,000 in 2004, $6,000
     in 2003 and $5,500 in 2002), Mr. Milne ($6,000 in 2004,  $6,000 in 2003 and
     $2,500 in 2002), (ii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries in the following amounts: Mr. Scott ($189.00 in 2004, $3,187 in 2003 and $3,382 in
     2002), Mr. Cleveland  ($189.00 in 2004, $3,187 in 2003 and $3,382 in 2002),
     Mr. Milne ($189 in 2004, $186 in 2003 and $1,066 in 2002),  Mr. Roman ($174
     in 2004) and Mr. Zelinsky ($158 in 2004), (iii) payments to allow executives to purchase long-term disability insurance: Mr. Scott ($1,401 in 2003 and $1,401 in 2002) and Mr. Cleveland ($1,401 in 2003 and $1,401 in
     2002), (iv) imputed value of split dollar life insurance in the following amounts: Mr. Scott ($2,600 in 2004 and $66 in 2003) and Mr. Cleveland ($2,600 in 2004 and $66 in 2003), and (v) commission for Mr. Milne ($1,362 in 2004 and $2,473 in 2003).

(3)  Mr. Milne joined the Company in April 2002.

(4)  Mr. Roman joined the Company in November 2003.

(5) The value of the restricted stock award is based on the closing price of the Common Stock on the date of grant. Mr. Roman received 7,500 shares of Common Stock on November 26, 2003 which vest in three equal annual installments starting on December 31, 2004. Mr. Zelinksy received 3,000 shares of Common Stock on December 11, 2003 which vest in three equal annual installments starting on December 31, 2004. Mr. Zelinsky will not receive the 2,000 shares that vest on December 31, 2005 and December 31, 2006 as he resigned in April 2005. No dividends are expected to be paid on the Common Stock.

(6)  Mr.  Zelinsky  joined the  Company in December  2003 and  resigned in April
     2005.

Options/SAR Grants During 2004

     There were no stock options or stock appreciation rights granted during the year ended December 31, 2004 to any of the named executive officers.


Aggregated  Option/SAR  Exercises  in Last Fiscal  Year And  Yearend  Option/SAR
Values

     The number and value of unexercised stock options held by each of the named executive officers is set forth in the following table. The Company has never granted any stock appreciation rights. No stock options were exercised by these individuals during the year ended December 31, 2004.

                                                         Value of Unexercised
                            Number of Unexercised        In-the-Money Options
                        Options at December 31, 2004   at December 31, 2004(1)
                        ----------------------------   -------------------------
   Name                 Exercisable   Unexercisable    Exercisable Unexercisable
----------------------- -----------   --------------   ----------- -------------
Gregory K. Cleveland       44,057          9,600        $190,840      $ 102,336

Tracy J. Scott             22,834          3,200          90,992         34,112

Richard W. Milne, Jr.           -              -               -              -

Jess Roman                      -              -               -              -

David Zelinsky                  -              -               -              -

--------------------

(1) Calculated based on the market price at December 31, 2004, less the share price to be paid upon exercise.

Employment Agreements

     The Company has employment agreements with Tracy J. Scott and Gregory K. Cleveland. Milne Scali & Company, Inc., (the "Agency") a wholly owned subsidiary has an employment agreement with Richard W. Milne, Jr. Each of these employment agreements provides for a minimum annual salary and an annual incentive bonus as may, from time to time, be fixed by the Board or a committee of the Board of the Company or the Agency, as applicable.

     The employment agreements with Messrs. Scott and Cleveland were entered into in May 1995. For the year ended December 31, 2004, Mr. Scott's annual base salary was established at $250,000 and Mr. Cleveland's annual base salary was established at $275,000. Each of the employment agreements automatically renews annually for an additional one-year term unless either the Company or the executive terminates the agreement upon 90 days' notice prior to such automatic renewal. Under their employment agreements, Messrs. Scott and Cleveland are entitled to the benefits and perquisites maintained by the Company for its employees in general, or senior executives in particular, on the same basis and subject to the same requirements and limitations as applicable to other senior executives of the Company.

     If either Mr. Scott's or Mr. Cleveland's employment is terminated for any reason other than death, disability, or cause (as defined in their agreements), or if they terminate their employment for good reason (as defined in their agreements), or following a change in control (as defined in their agreements), then the Company must pay them a lump-sum amount equal to three times the sum of their current annual base salary and all cash bonuses paid to them during the most recent 12-month period ending before the date of termination. Mr. Scott and Mr. Cleveland have agreed not to compete with the Company for a period of two years following a termination by them of their respective employment with the Company for any reason other than good reason (as defined in their agreements). Further, Messrs. Scott and Cleveland have agreed not to solicit any customers of the Company or otherwise disrupt any previously established relationship existing between a customer and the Company.

     The employment agreement with Mr. Milne, entered into in April 2002, provides for a minimum annual salary of $250,000 and an initial term of five years. After the expiration of its initial term, Mr. Milne's employment will convert to a month-to-month, at-will relationship otherwise subject to the terms of the agreement that is terminable by either the Agency or Mr. Milne upon 90 days' prior written notice. Under the employment agreement, Mr. Milne is entitled to participate in or receive benefits under any employee benefit plan or fringe benefit arrangement made available to similarly situated employees of the Agency.

     Mr. Milne has agreed to hold in confidence all confidential information known to him concerning the Agency's business and not generally known to persons engaged in a business similar to that engaged by the Agency. In addition, Mr. Milne has agreed not to compete with the Agency until the later of five years after the date of his employment agreement and the date of termination of his employment with the Agency and all of its affiliates if his employment is terminated for cause (as defined in his agreement) or other than by reason of death or disability. Further, Mr. Milne has agreed not to solicit the customers or employees of the Agency and its affiliates until the later of five years after the date of his employment agreement and two years after the date of termination of his employment with the Agency and all of its affiliates.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     No executive officer of the Company served in 2004 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

Compensation Committee's Report on Executive Compensation

     The Compensation Committee of the Board, which is comprised of three non-employee directors, Drs. Hipp and Forte-Pathroff and Mr. Ghylin (the "Committee"), among other things, determines the compensation of the Company's Chief Executive Officer, provides overall guidance as to the Company's executive compensation programs and administers the Company's stock incentive plans.

     The Company's executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company's executive officers and other key employees of the Company should be competitive with other similar size companies in the financial services industry while, within the Company, being fair and discriminating on the basis of individual performance. Awards of stock options have been made in the past to retain executives and key employees and to motivate them to improve long-term stock market performance.

     Compensation for Company executives consists of both cash and equity-based opportunities. The annual cash compensation consists of base salary and incentive bonus potential. Equity-based opportunities may also be provided on a long-term basis under the Company's two stock incentive plans.

Base Salary. The Committee believes that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of the executive's position. An executive's position within a salary range is based upon his or her past performance, job duties, scope of responsibilities and expected future contributions. Most recent past performance is a prime determinant. The Committee considers salaries of executive officers within the context of an external survey of executive compensation of peer institutions. Individual salary increases are based upon an assessment of the peer group average salary, the salary budget for the Company and the executive's performance. The Company's base salaries are generally within the range of comparable average salaries in the peer group.

Incentive Bonuses. The Company has adopted an Incentive Bonus Plan (the "Incentive Plan") to provide annual incentive cash bonuses to BNC's employees. Under the Incentive Plan, each full-time employee of BNC is eligible to receive a cash bonus based on a percentage of his or her salary to be calculated according to a formula based on elements of the Company's performance during the annual performance period. Key performance indicators are generally balanced between growth, profit, asset quality and productivity. Additionally, the Incentive Plan includes performance "triggers" which, even though individual key performance targets may be achieved, preclude the payment of bonuses if overall targets, such as return on average stockholders' equity, are not achieved. Designated individuals are also eligible to receive an additional annual cash bonus based on a percentage of their annual salary according to a formula based on an increase in the Company's stock price during the annual performance period.

     No incentive bonuses were paid to executive officers during 2004 primarily because the Company did not achieve its targeted financial performance.

Stock Incentive Plans. BNC adopted its 1995 Stock Incentive Plan in June 1995 and the 2002 Stock Incentive Plan in June 2002 (the "Plans") to provide long-term incentives to its key employees, including officers who are employees of BNC. Under the Plans, which are administered by the Compensation Committee, BNC may grant key employees incentive stock options, non-qualified stock options, restricted stock, stock awards or any combination thereof. The Committee establishes the exercise price of any stock options granted under the Plans, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant.

Compensation of the Chief Executive Officer. The CEO's base salary was increased to $275,000 for the 2004 fiscal year. No bonus or stock options were granted to the CEO.

          Submitted by the Compensation Committee: John A. Hipp, M.D. /
                  Denise Forte-Pathroff, M.D. / Gaylen Ghylin


Audit Committee's Report on Audit Matters

Audit Services. The Audit Committee recommended and the full Board approved, subject to ratification by stockholders, the engagement KPMG LLP ( "KPMG") as the Company's independent auditor for 2005.

Audited Financial Statements. The Audit Committee has reviewed and discussed the audited financial statements of the Company for 2004 with the Company's management and with KPMG.

Required  Matters.  The Audit  Committee  has  discussed  with KPMG the  matters
required  to  be  discussed  by   Statement   on  Auditing   Standards   No.  61
(Communication with Audit Committees).

Independence Disclosure. The Audit Committee has received written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1 and discussed with KPMG its independence. The Audit Committee also considered whether KPMG's provision of non-audit services to the Company was compatible with its independence.

Audit Committee Recommendation. Based upon its review and discussion of the audited financial statements of the Company for 2004 with management, discussion of required matters with KPMG, and receipt of written independence compliance from KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the 2004 fiscal year.

   Submitted by the Audit Committee: Gaylen Ghylin / Richard M. Johnsen, Jr. /
                               John A. Hipp, M.D.

Independent Auditor's Fees

     The following table shows the fees paid or accrued by the Company for the audit services provided by KPMG during 2004 and 2003:

                                        2004              2003
                                     -------------    -------------
      Audit Fees..................   $ 142,600 (a)    $ 132,000 (a)

      Audit-Related Fees..........      19,000 (b)       18,000 (c)
      Tax.........................          --               --
      All Other Fees..............                       25,000 (d)
                                     -----------    -----------
          Total...................     $161,600      $ 175,000
                                     ===========    ===========


(a)  Includes quarterly reviews and audit.

(b) Includes audits of the BNCCORP, Inc. 401(k) Savings Plan ($6,500) and the BNC Global Balanced Collective Investment Fund ($12,500)

(c) Includes audits of the BNCCORP, Inc. 401(k) Savings Plan ($6,000) and the BNC Global Balanced Collective Investment Fund ($12,000).

(d)  Fee  for  program  related  to  deposit   reclassification  for  regulatory
     reporting purposes.


Audit Committee Pre-approval of Audit and Non-Audit Services.

     The services performed by the independent auditor in 2004 were pre-approved by the Audit Committee. The Audit Committee has established, and the Board has ratified, a policy to pre-approve all audit and non-audit services provided by our independent auditor. Under the policy, the Audit Committee annually approves the engagement of the Company's independent auditor, the terms of the engagement and the proposed fees. The policy also lists specific audit, audit-related, tax and permissible non-audit services that may be provided by the independent auditor without the specific pre-approval of the Audit Committee, provided that the total cost of the engagement of the auditor to perform the listed services does not exceed certain specified amounts. All requests or applications for services to be provided by the independent auditor are first submitted to the Company's Chief Financial Officer, who determines whether the services: (1) have been previously pre-approved in connection with the independent auditor's annual engagement letter, (2) are included within the list of services that have received the general pre-approval of the Audit Committee or (3) require specific Audit Committee pre-approval.

     All audit, audit-related, tax and permissible non-audit services which are not listed as being "pre-approved" in the policy or which have not been previously approved in connection with the independent auditor's annual engagement letter for the applicable year, must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority to its Chairman, provided that the estimated fees for any such proposed pre-approval service does not exceed $25,000. The Chairman must report any pre-approval decisions made by him to the full Committee at its next scheduled meeting.

Code of Ethics

     The Company has adopted a code of ethics and business conduct that applies to each of its employees, officers and directors including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Company's code of ethics and business conduct is available on the Company's website at www.bnccorp.com. Amendments to the code of ethics and business conduct and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will also be disclosed on BNC's website.

Performance Graph

     The graph below compares the cumulative total stockholder return of BNC's Common Stock from December 31, 1999 to December 31, 2004 with the cumulative total return of the S&P 500 Index and the NASDAQ Bank Stock Index. The performance graph assumes $100 invested in BNC's Common Stock and each of the S&P 500 Index and the NASDAQ Bank Stock Index on December 31, 1999 and, for the two indices, the reinvestment of dividends.

      [GRAPHIC OMITTED]

                          12/31/1999  12/31/2000  12/31/2001  12/31/2002  12/31/2003  12/31/2004
                          ----------  ----------  ----------  ----------  ----------  ----------
 The Company                $100.00      $101.06    $123.91     $119.15     $309.45     $282.55
 S & P 500 Index             100.00        91.20      80.42       62.64       80.62       89.47
 Nasdaq Bank Stock Index     100.00       114.23     123.68      126.65      162.92      186.45


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires BNC's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. The Company believes that all of its directors and executive officers timely complied with their Section 16(a) filing requirements in 2004.

     In 2004, Mr. Kenneth Hilton Johnson, a stockholder who has reported in filings made with the SEC that he owns more than 10 percent of the Common Stock, reported that he had made a late Form 4 filing on February 17, 2004, reporting the purchase of an aggregate 2,193 shares that took place on February 12, 2004. The Company has not undertaken to determine the accuracy of any filings made by Mr. Johnson in 2004 with the SEC.



                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The executive officers and directors of BNC and members of their immediate families and businesses in which they hold controlling interests are customers of BNC National Bank (the "Bank"), and it is anticipated that such parties will continue to be customers of the Bank in the future. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other unaffiliated persons, and in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2004, the aggregate balance of the Bank's loans and advances under existing lines of credit to these parties, exclusive of loans to any such persons, which in the aggregate did not exceed $60,000, was approximately $1.3 million or 0.44 percent of the Bank's total loans.

On September 14, 2004, BNCCORP issued 150 shares of its noncumulative preferred stock, $0.01 par value per share, to a trust controlled by Richard W. Milne, Jr. for aggregate cash consideration of $1.5 million. The noncumulative preferred stock has a preferred noncumulative dividend payable at an annual rate of 8.00 percent and a preferred liquidation value of $10,000 per share. Richard W. Milne, Jr. is Chairman, President and CEO of the Bank's subsidiary, Milne Scali & Company, Inc. On October 29, 2004, BNCCORP repurchased 25 shares of its noncumulative preferred stock from Richard W. Milne, Jr. at a price equal to its liquidation value of $10,000 per share plus unpaid dividends at an annual rate of 8.00 percent.


                    PROPOSAL 2: APPROVAL AND RATIFICATION OF
                               INDEPENDENT AUDITOR

     Upon the recommendation of the Audit Committee, the Board has, subject to ratification by the stockholders, approved KPMG to act as the independent auditor for BNC for the fiscal year ending December 31, 2005. The firm has audited the financial statements of BNC for the past three fiscal years and reaudited the fiscal years of 2001 and 2000. The firm will have representatives at the Annual Meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

     The Board unanimously recommends a vote FOR ratification of the appointment of KPMG.


                        PROPOSAL 3: STOCKHOLDER PROPOSAL
                  ON DECLASSIFICATION OF THE BOARD OF DIRECTORS

Mr. Gerald R. Armstrong, of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, the holder of 300 shares of the Company's Common Stock as of the record date for the Annual Meeting, has given notice that he intends to present for action at the Annual Meeting the following resolution:

That the shareholders of BNCCORP, INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms for its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms for previously elected Directors.

Supporting Statement

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, BNCCORP'S board is divided into three classes with each class serving staggered three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability and is an unnecessary take-over defense.

In recent annual meetings, Sprint, Equity Residential Properties Trust, IStar Financial, West Coast Bancorp, Bristol-Myers Squibb, Dow-Jones and Equity Office Properties have enacted it. The proponent of this proposal has also introduced the same proposal at XCEL ENERGY, QWEST INTERNATIONAL COMMUNICATIONS, COBIZ, INC., and PAN PACIFIC RETAIL PROPERTIES where it was strongly opposed by the Boards but strongly supported by shareholders who eventually voted upon its approval as an amendment.

PFIZER, INC, stated in its 2003 proxy statement: "The proposed amendment will allow shareholders to review and express their opinions on the performance of all Directors each year."

WEST COAST BANCORP stated in its 2003 proxy statement: "Annual election will facilitate the election of directors who will, in the view of a majority of shareholders, manage the company in the best interests of the company and its shareholders."

WISCONSIN ENERGY CORPORATION adopted one-year terms for its directors in 2004. Its proxy statement noted, "A classified Board has the effect of making it more
difficult....for  stockholders  to change a majority of  directors  even where a majority of stockholders are dissatisfied with the performance of incumbent directors.

"The Board has carefully examined the arguments for and against continuation of the classified Board, considered stockholder opinions and corporate governance best practices and determined that the classified Board should be eliminated. The election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these policies, and the proposed amendment will allow stockholders to review and express their opinions on the performance of all directors each year, rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and the Company's policies and long-term strategic planning should not be affected."

If you agree, please vote FOR this proposal.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

The Company's Board is divided into three classes, as nearly equal in number as possible, with each class having a three-year term of office and one class being elected each year. This type of board structure is commonly known as a "classified" or "staggered" board. This structure has been in place since 1995 and, for the reasons set forth below, we believe there are significant benefits to our stockholders from maintaining this classified board structure.

A classified board helps to ensure continuity, stability, and the knowledge of the long-term goals, business affairs and strategies of the Company. It ensures that a majority of the directors serving at any given time always have prior experience as directors of the Company and are familiar with its business operations and strategies. The Board believes continuity provides directors with a historical perspective of the Company that enhances their ability to make fundamental decisions that are in the best interests of the Company and its stockholders - decisions on strategic transactions, significant business commitments and appropriate use of financial and other resources. In addition to providing experienced directors, a classified board helps the Company attract and retain highly qualified individuals willing to commit the time and resources necessary to understand the Company, its operation and its competitive environment.

A classified board structure, together with other well-recognized defensive measures previously adopted by the Company, such as the shareholder right plan adopted in May 2001, provides valuable protection, reduces the Company's vulnerability to potentially hostile unfavorable takeover strategies, and enhances the board's ability to negotiate with potential acquirers for the best results to our stockholders. In the absence of a classified board, an unsolicited takeover of the Company could occur through some stockholder or group of stockholders seizing control of the board through a single proxy contest, and then using its control of the board to dismantle many of these defensive measures. For example, this approach could include a proposal to have the newly elected Board redeem the Company's rights plan. While the classified board structure does not prevent potential acquirers from making unsolicited acquisition proposals that are worthy of consideration by the Board, it gives the incumbent directors the time and leverage necessary to evaluate the adequacy and fairness of a takeover proposal, consider alternatives, negotiate on behalf of all of the stockholders and weigh other methods of maximizing stockholder value.

Contrary to the proponent's statement, we do not believe that classified boards reduce accountability to its stockholders as compared to non-classified boards. All directors are subject to the same fiduciary duties to their companies and stockholders, regardless of the length of their terms of office. The Board intends to discharge these duties to the greatest degree possible, and would not otherwise employ the defensive tactics available to them for the purpose of resisting any action the Board believes to be in the best interest of its stockholders.

Although the proponent identifies numerous companies which he indicates have taken steps to eliminate their classified board structure, he illustrates his comparison by reference to only one other regional bank holding company. In fact, the majority of the companies he references, such as Quest, Sprint and Bristol-Myers, represent of some of the largest companies in the pharmaceuticals, telecommunications and real estate industries, and as opposed to BNC, have a large institutional shareholder base. Each of these companies has undoubtedly made a decision to declassify its staggered board after giving careful consideration to factors significant to its business, which may differ considerably from our own.

Approval of this proposal would require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. However, approval of this proposal would not automatically declassify the Board, and would serve only as a recommendation to the Board that the holders of a majority of the shares voted at the meeting would prefer that the Board take those steps necessary to cause an end to the staggered election of directors. Declassification of the Board requires an amendment to the Company's Certificate of Incorporation and the Bylaws, which, in each case, would require an affirmative vote by the holders of not less than 80% of the Company's capital stock entitled to vote.

For all of the reasons above, the Board believes that a classified board continues to promote the best interests of the Company's stockholders.

      The Board unanimously recommends that you vote AGAINST this Proposal


                            AVAILABILITY OF FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, is available without charge upon written request to:

            Annette Eckroth
            Corporate Secretary
            BNCCORP, INC.
            322 East Main Avenue
            Bismarck, ND 58501


                                  MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The solicitation will be primarily by mail. In addition to the use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview without additional remuneration therefor. The Company will reimburse banks, brokerage houses and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

     Regardless of the number of shares you hold, it is important that your Common Stock be represented at the Annual Meeting in order that the presence of a quorum can be secured. If you are unable to attend the Annual Meeting, you are urged to date and sign your proxy and return it without delay in the enclosed addressed envelope. The Common Stock represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

Stockholder Proposals

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2005 annual meeting of BNC, pursuant to regulations of the SEC, must forward such proposals to the Corporate Secretary of BNC at the address listed on the first page of this Proxy Statement in time to arrive at BNC prior to January 13, 2006.

     Under BNC's Bylaws, advance notice of stockholder proposals must be received by April 16, 2006 in order to be considered at the 2006 annual meeting. The notice must give the following information with respect to any business the stockholder wishes to bring before the meeting: the name and address of the stockholder proposing the business, as they appear on BNC's stock records; class and number of shares of BNC Common Stock which the stockholder holds of record or beneficially, the dates upon which such shares were acquired, and documentary support for a claim of beneficial ownership; a copy of the proposal and supporting statement limited to not more than an aggregate of 500 words; and any material interest of the stockholder in the business.

                                          By Order of the Board of Directors

                                          /s/ Annette Eckroth
                                          --------------------------------------
                                              Annette Eckroth
                                              Corporate Secretary
Bismarck, North Dakota
May 13, 2005